Exhibit 99.1

Contact:
Tyra Tutor
Senior Vice President, Corporate Development
(904) 360-2500
tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Second Quarter 2005 Results

Revenue up 28% and Net Income up 40% versus Second Quarter 2004

JACKSONVILLE, Fla. (July 28, 2005) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the second quarter and six months ended June 30, 2005. The Company reported revenue of $425 million and diluted net income per common share of $0.12 for the quarter ended June 30, 2005, compared with revenue of $333 million and diluted net income per common share of $0.09 for the year-earlier period. Revenue and diluted net income per common share were at the high end of the range of guidance previously provided by management.

Second Quarter Summary

•	Revenue was $425 million, up 28% versus the second quarter of 2004 and 4% sequentially versus the first quarter of 2005;

•	Excluding the impacts of acquisitions and changes in currency exchange rates, revenue increased 22% versus the second quarter of 2004 and 5% sequentially versus the first quarter of 2005;

•	Diluted net income per common share was $0.12, up 33% from the second quarter of 2004 and up 33% sequentially versus the first quarter of 2005;

•	Operating income was $20 million, up 50% versus the second quarter of 2004 and up 36% sequentially versus the first quarter of 2005;

•	Cash flow from operations was $20 million during the second quarter;

•	The Company repurchased over $25 million in MPS Group common stock during the quarter and has $65 million remaining on its stock buyback authorization;

•	The Company had cash of $103 million at the end of the second quarter.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $224 million for the second quarter of 2005, an increase of 33% versus the second quarter of 2004 and 7% sequentially versus the first quarter of 2005. Excluding the impacts of acquisitions and changes in currency exchange rates, revenue grew 24% versus the second quarter of 2004 and 8% sequentially versus the first quarter of 2005. The Company’s diversification initiatives continued to show progress, as revenues from the Professional Services division grew to 53% of the Company’s total revenues for the second quarter. Below is further discussion of the second quarter performance of the Professional Services division’s two reporting segments.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Reports Second Quarter Results

July 28, 2005

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare. In the second quarter, this segment posted 29% revenue growth versus the second quarter of 2004 and 5% sequential growth versus the first quarter of 2005. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 16% versus the second quarter of 2004.

Second quarter revenue for Entegee, the Company’s engineering staffing business, grew 18% versus the second quarter of 2004. This strong organic growth was due to continued sound execution and strong demand from the defense and aerospace industries as well as improving demand from the manufacturing sector.

Special Counsel, the Company’s legal staffing unit, saw its business accelerate in the second quarter, with revenue growing 12% sequentially versus the 2005 first quarter. Sales activity was strong and pricing improved during the quarter. The outlook for the third quarter is positive due to an increase in sales activity for large outsourced legal projects. Special Counsel is North America’s largest legal staffing business.

Accounting Principals, the Company’s finance and accounting staffing unit, continued to make progress on its permanent placement initiatives, reporting a 32% sequential increase in permanent placement fees versus the first quarter of 2005. Accounting Principals has grown to be one of North America’s largest finance and accounting staffing businesses, with anticipated 2005 revenues approaching $100 million.

Second quarter revenue for Soliant Health, the Company’s healthcare staffing unit, grew 24% organically versus the year-earlier period and 13% sequentially versus the first quarter. Soliant continued to see progress on its gross margin improvement initiatives, with the gross margin up 220 basis points versus the second quarter of 2004. Overall, demand for travel nurses and allied health professionals continues to improve.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services.

For the second quarter of 2005, Badenoch & Clark revenue increased 40% versus the prior-year period and 9% sequentially versus the first quarter of 2005. Excluding the impact of changes in currency exchange rates, revenue grew 36% versus the second quarter of 2004 and 11% sequentially versus the first quarter of 2005. Operating income for Badenoch & Clark was up 118% for the second quarter of 2005 versus the 2004 second quarter as the company continued to benefit from prior investments in staff and new service lines. Permanent placement sales increased 31% versus the second quarter of 2004 and 3% sequentially versus the first quarter of 2005. Overall gross margin improved by 50 basis points versus the second quarter of 2004 and 80 basis points versus the first quarter of 2005. Demand remained strong across most industry sectors, with particular strength in the government and financial services sectors. Badenoch & Clark is one of the United Kingdom’s leading providers of professional staffing services, with anticipated 2005 revenues of over $360 million.

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MPS Group Reports Second Quarter Results

July 28, 2005

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $201 million for the second quarter of 2005, an increase of 22% versus the year-earlier period and 1% sequentially versus the first quarter of 2005. Below is further discussion of the second quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $126 million for the second quarter of 2005, an increase of 16% versus the second quarter of 2004 and 1% sequentially versus the first quarter of 2005. Operating income from the North American Information Technology Services segment increased 45% versus the prior-year period and 13% sequentially versus the first quarter of 2005.

Modis’ revenue was up 21% versus the second quarter of 2004 but remained relatively constant compared with the first quarter of 2005. Gross margin on contractor sales improved year-over-year as well as sequentially, and permanent placement sales were up 120% versus the second quarter of 2004 and 68% sequentially versus the first quarter of 2005. As a result, overall gross margin improved by 100 basis points versus the second quarter of 2004 and 120 basis points sequentially versus the first quarter of 2005. Operating income for Modis was up 33% versus the second quarter of 2004 and up 4% sequentially versus the first quarter of 2005. Job order activity and overall market demand appear to remain relatively strong.

Idea Integration revenue and operating income showed encouraging improvement versus results in the first quarter of 2005. The successful completion of a fixed-price contract had a positive impact on Idea’s results during the second quarter of 2005.

During the quarter, Beeline completed a number of successful client implementations and added three new clients by winning competitive bids. Beeline remains on track for strong revenue growth and profitability in 2005.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe. Modis International revenue increased 32% and operating income was up 79% versus the second quarter of 2004. Excluding the impact of changes in currency exchange rates, Modis International revenue rose 29% versus the second quarter of 2004. During the second half of 2005, lower revenue growth is expected as Modis International continues to execute its plan to stabilize gross margin and improve operating margin by focusing more on the middle market and scaling back business at certain low-margin clients.

Capital Update

During the second quarter, the Company generated operating cash flow of $20 million. The Company used over $25 million to purchase its stock during the second quarter. At the close of the second quarter, the Company had a cash balance of $103 million and no borrowings outstanding under its credit facility.

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MPS Group Reports Second Quarter Results

July 28, 2005

The Company intends to use cash on hand to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business in the faster-growing professions. In addition, the Company has $65 million remaining on its stock buyback authorization.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “We were very pleased with the results of the second quarter. We have been focused on three strategic initiatives: continued organic growth, continued diversification, and increasing our permanent placement sales. During the quarter, we saw excellent progress in all of these areas. On an organic basis, revenues grew 22% over last year. Our professional services revenues grew to 53% of our total revenues, up from 36% of total revenues just four years ago. Permanent placement sales grew 55% versus the second quarter of last year and represented 4% of our total second quarter revenue. As for our IT businesses, we are still seeing fairly strong demand, and we were encouraged by the margin improvement in our North American IT business. We believe we can accelerate growth in our IT businesses by further improving our execution. Overall, we are very pleased with the progress we are making.”

“Even with $25 million invested in repurchasing MPS Group stock during the second quarter, our balance sheet remains strong, with $103 million in cash on hand at the end of the quarter,” added Robert Crouch, MPS Chief Financial Officer. “Further, we have no borrowings on our $150 million credit facility, and we continue to generate strong cash flows from operations. We were pleased with our 50% year-over-year increase in operating income, because it is almost twice our revenue growth rate of 28%. We expect to continue to grow profits faster than revenue, especially as our business mix shifts toward our professional services business units. Based upon current expectations, our range of guidance for the third quarter is for revenue of $425 million to $435 million and diluted net income per common share of $0.12 to $0.14.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-4901.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on August 4. To access the telephonic replay, please dial (719) 457-0820 and enter 4927447 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting and solutions in the disciplines of information technology, finance and accounting, law, engineering and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom and Europe. Headquartered in Jacksonville, Florida, MPS Group is a Fortune 1000 company and trades on the New York Stock Exchange under the ticker symbol “MPS.” For more information about MPS Group, visit www.mpsgroup.com. Except as expressly stated herein, none of the information on our website should be considered included in this release.

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MPS Group Reports Second Quarter Results

July 28, 2005

Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “plans,” “hopes,” “indicates,” “projects,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2004 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports Second Quarter Results

July 28, 2005

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Highlights:
Revenue:
North American Professional Services	$131,766	$102,509	$257,175	$195,312
European Professional Services	92,539	66,168	177,125	129,933
North American Information Technology Services	126,232	108,437	251,725	210,226
European Information Technology Services	74,299	56,131	146,520	108,255

Total revenue	424,836	333,245	832,545	643,726

Gross profit:
North American Professional Services	39,359	29,317	75,265	55,134
European Professional Services	26,833	18,882	50,672	36,546
North American Information Technology Services	35,676	29,208	68,633	56,960
European Information Technology Services	9,051	7,749	18,283	14,751

Total gross profit	110,919	85,156	212,853	163,391

Operating income:
North American Professional Services	10,205	8,459	17,432	12,854
European Professional Services	6,469	2,972	11,855	5,880
North American Information Technology Services	9,006	6,232	16,996	12,059
European Information Technology Services	931	521	1,936	725

Operating income before unallocated corporate expenses	26,611	18,184	48,219	31,518
Unallocated corporate expenses	6,766	4,911	13,775	10,226

Total operating income	19,845	13,273	34,444	21,292
Interest and other income, net	682	96	1,284	731

Income from operations before provision for income taxes	20,527	13,369	35,728	22,023
Provision for income taxes	7,416	4,025	13,268	7,246

Net income	$13,111	$9,344	$22,460	$14,777

Diluted net income per common share	$0.12	$0.09	$0.21	$0.14

Diluted common shares outstanding	105,499	107,527	106,287	106,955

			As of
			June 30, 2005	December 31, 2004
Cash and cash equivalents			$103,199	$106,497
Accounts receivable, net of allowance			227,032	209,512
Other			23,733	22,773

Current assets			353,964	338,782
Long-term assets			603,939	615,822

Total assets			$957,903	$954,604

Current liabilities			$115,878	$106,649
Other			13,079	12,292
Stockholders’ equity			828,946	835,663

Total liabilities and stockholders’ equity			$957,903	$954,604

Working capital			$238,086	$232,133

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MPS Group Reports Second Quarter Results

July 28, 2005

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
EBITDA	$23,581	$17,067	$42,297	$29,008
Depreciation and intangibles amortization	3,736	3,794	7,853	7,716

Operating income	19,845	13,273	34,444	21,292
Interest and other income, net	682	96	1,284	731

Income from operations before provision for income taxes	20,527	13,369	35,728	22,023
Provision for income taxes	7,416	4,025	13,268	7,246

Net income	$13,111	$9,344	$22,460	$14,777

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	Professional NA Segment	Accounting Principals	Soliant Health	Special Counsel
GAAP revenue growth rate 2Q2004 to 2Q2005	28.5%	121.2%	23.7%	23.1%
Revenue growth rate contributed from acquisitions	12.3%	102.0%	—	8.9%

Revenue growth rate 2Q2004 to 2Q2005, excluding acquisitions	16.2%	19.2%	23.7%	14.2%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Currency Exchange Rates

	MPS Group	Professional Division	Badenoch & Clark	Modis International
GAAP revenue growth rate 2Q2004 to 2Q2005	27.5%	33.0%	39.9%	32.4%
Revenue growth rate contributed from acquisitions	3.8%	7.5%	—	—
Revenue growth rate contributed from effects of changes in currency	1.3%	1.5%	3.6%	3.4%

Revenue growth rate 2Q2004 to 2Q2005, excluding acquisitions and the effects of changes in currency	22.4%	24.0%	36.3%	29.0%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding

the Effects of Changes in Currency Exchange Rates

	MPS Group	Professional Division	Badenoch & Clark	Soliant Health
GAAP revenue growth rate 1Q2005 to 2Q2005	4.2%	6.8%	9.4%	12.8%
Revenue growth rate contributed from effects of changes in currency	-0.7%	-0.8%	-2.0%	—

Revenue growth rate 1Q2005 to 2Q2005, excluding the effects of changes in currency	4.9%	7.6%	11.4%	12.8%

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